                                                                EXHIBIT 10(d)(2)

13 February 1996


Finance Director
Case Corporation Pty Limited
31-67 Kurrajong Avenue
ST MARYS NSW 2760

Dear Sir,

BANKING FACILITIES TO CASE CORPORATION PTY LIMITED

National Australia Bank Limited (A.C.N. 004 044 937) ("BANK") is pleased to advise Case Corporation Pty Limited (A.C.N. 000 031 130) ("COMPANY") that the undermentioned facilities have been approved for the Company's use and also to provide assistance in connection with the A Co acquisition, subject to the terms and conditions detailed herein and the normal terms, conditions and usages applicable to bank lending and dealing in Australia.

This letter supersedes all prior letters of offer, understandings, communications and agreements between the Bank and the Company, written or oral, except those specified in this letter.

Words used but not defined in this letter of offer have the same meaning given to them in the Negative Pledge.

FACILITIES

1.   OVERDRAFT FACILITY

     Limit:                   A$980,000 (Nine Hundred and Eighty Thousand
                              Australian Dollars).

     Purpose: To meet day to day working capital requirements of the Company.

     Overdraft Interest:      The Bank's variable Benchmark (BE) Rate, currently
                              10.75% per annum calculated daily and payable monthly in arrears on the last business day of each month.

     Credit Interest:    Corporation (VN) Rate calculated daily on balances in
                         excess of $5,000 and paid monthly. Our VN rate is currently 7% per annum.

     Line Fee:           0.50% per annum calculated on the Limit, payable
                         quarterly in advance on each 15 March, June, September and December.

2.   BILL ACCEPTANCE AND/OR DISCOUNT FACILITY

     Limit:              A$35,000,000 (Thirty Five Million Australian Dollars).

     Purpose: To meet short term working capital requirements of the Company.

     Term: Three (3) year revolving facility commencing on 30 September, 1995. The Company may during the term of this facility in relation to the face value of any bill retired, redraw or request the Bank to accept and discount bills under this facility, the amount prepaid or the face value of bills retired, as the case may be.

     Line Fee:           0.25% per annum on the Limit, payable quarterly in
                         advance on each 15 March, June, September and December.

     Activation Fee:     0.275% per annum, calculated on the face value and
                         tenor of bills drawn and charged upon activation.

     Conditions:         The terms contained in the Bill Facility Conditions set
                         out in Annexure "B" attached to this letter of offer will apply to this facility.

3.   A CO ACQUISITION BILL ACCEPTANCE AND/OR DISCOUNT FACILITY

     Limit: Up to A$80,000,000 (eight million Australian Dollars) as reduced by any prepayment or cancellation which will be permanent.

     Purpose:            To assist in the acquisition by the Company of A Co.

     Term:               Two (2) years from the date of drawdown.

     Line Fee:           0.25% per annum on the Limit, payable quarterly in
                         advance on each 15 March, June, September and December.
                         The line fee will be calculated from a date which is earlier of 90 days after delivery of the Part A statement by the Company to A Co or the date upon which the Company draws down this facility.
                         Accordingly, the first payment of this line fee will be due on the earlier of the above dates in the amount calculated at this rate for the period commencing on that date until the end of the then current quarter.

     Activation Fee:     0.25% per annum calculated on the face value and tenor
                         of bills drawn and charged upon activation.

     Disclosure Fee:     A disclosure fee of A$40,000 will be paid by the
                         Company to the Bank at the time of delivery of the Part
                         A statement by the Company to A Co.

     Establishment Fee:  An establishment fee of A$40,000 will be paid by the
                         Company on initial drawdown of all or part of this facility to cover all cost associated with the establishment of this facility, including the Bank's legal costs up to A$10,000.

     Drawdown
     Conditions:         Subject to 5 clear Banking Days notice of activation or
                         such lesser time as agreed to by the Bank.

                         Cancellation of drawdown amounts to this facility are not available for redrawing.

                         The terms contained in the Bill Facility Conditions set out in Annexure "B" attached to this letter of offer will apply to this facility.

                         The Company must give to the Bank a drawing notice in the form of Annexure "C" ("DRAWING NOTICE") signed by an authorised officer of the Company at least 2 clear Banking Days before the day it requires funds or such lesser time as agreed to by the Bank.

4.   GUARANTEE BY BANK

     Limit:              A$200,000 (Two Hundred Thousand Australian Dollars).

     Purpose: To allow the establishment of guarantees in relation to various contractual obligations of a non-funding nature.

     Fees: 0.60% per annum calculated on the face value of guarantees issued and payable half yearly in advance.

     Terms: The Bank's standard terms for the issue of bank guarantees will apply to this facility.

5.   ENCASHMENT/NEGOTIATION ADVICES

     Limit:         A$50,000 (Fifty Thousand Australian Dollars).

     Purpose: To allow the encashment of the Company's cheques or the issuance of bank cheques on behalf of the Company at various Bank locations.

     Fees:          The Bank's scale fees/charges to apply.

6.   TAPE NEGOTIATION ADVICE

     Limit:         A$500,000 (Five Hundred Thousand Australian Dollars).

     Purpose: To allow the Company to meet its wages and salaries by means of computerised tapes.

     Fees:          The Bank's scale fees/charges to apply.

7.   FLEXILINK DAILY TRANSFER LIMIT

     Limit:         A$1,000,000 (One Million Australian Dollars).

     Purpose: To allow the Company to electronically transfer funds between specified parties both domestically and internationally via the Bank's Flexilink product.

     Fees:          The Bank's scale fees/charges to apply.

8.   UNCOMMITTED TREASURY FACILITIES

     8.1  AVAILABILITY

          Subject to the terms of this letter of offer and any subsequent arrangements in writing between the Bank and the Company, the Bank agrees to enter into treasury transactions ("TREASURY FACILITY") with or for the benefit of the Company on an uncommitted basis for the purpose of establishing an interest rate, foreign exchange or any other hedging program for the Company with the Bank.

     8.2 Notwithstanding anything in this clause 8, or elsewhere in this letter of offer, the Bank is under no obligation to provide to the Company the Treasury Facility, unless the Bank in its absolute discretion agrees in writing to do so.

     8.3 If the Bank determines to provide the Treasury Facility, the Treasury Facility will be on such terms and conditions as the Bank may from time to time agree with the Company and will include, inter alia, the Company's execution of the International Swap Dealers Association Interest Rate and Currency Exchange Agreement prior to such dealing.

FACILITY TERM

The above facilities are available on a continuing basis subject to the Bank's annual review due by, but not no later than, 30 June 1996, at which date the subject facilities will be at call at the Bank's discretion. Any commitment by the Bank to a particular "Term" for the above facilities is as provided in this letter of offer and will be withdrawn by the Bank only on the occurrence of an Event of Default.

CONDITIONS PRECEDENT

The obligations of the Bank pursuant to this letter of offer shall be subject to the Bank receiving the following conditions precedent, each in form and substance acceptable to the Bank:

(a) a statutory declaration that the Company is solvent and not acting as trustee, signed by a director of the Company;

(b) a copy certified by an authorised officer as being a correct copy of the Company's resolutions approving entry by the Company into each of the above facilities and authorising the execution, acceptance, delivery and observance of obligations under this letter of offer and each of the Security Documents to which the Company is a party. It is noted that the Bank holds these documents in respect of all facilities other than facility 3 above;

(c) a certified copy of each authority under which a person signs and delivers a document for the Company and, if the authority is a power of attorney, evidence of its stamping (where required by law) and registration in any jurisdiction that the Bank deems necessary;

(d) this letter of offer and the Security Documents executed and delivered by the parties to them (other than the Bank) and, where applicable and if required by the Bank, evidence of their stamping; and

(e) such other conditions precedent as the Bank may specify by notice to the Company prior to the first drawdown or initial funding by the Bank.

It is noted that the Bank already holds a copy of the executed US Second Amended and Restated Revolving Credit and Term Loan Agreement dated 15 September 1995 and its First Amendment dated 31 October 1995 and Second Amendment dated 5 December 1995.

SECURITY DOCUMENTS

During the currency of the aforementioned facilities, the Bank will rely on the following documentation:

(i)    This letter of offer, including Annexure A, Annexure B and Annexure C.

(ii) Bill Facility Power of Attorney granted by the Company to the Bank (in the form attached to and which forms part of Annexure B) in respect of facilities 2 and 3;

(iii) Negative Pledge Agreement dated 29 September 1995 between the Company and the Bank ("NEGATIVE PLEDGE")'

(iv)   Amending Agreement to Negative Pledge;

(v) A new Deed of Guarantee and Indemnity granted by Case Corporation (US) in favour of the Bank (unconditional) in respect of all of the obligations of the Company other than those that relate to the debts of Case Credit Australia Pty Limited (ACN 069 132 396) under the interlocking Guarantee ("NEW GUARANTEE") (The Bank will release the New Guarantee to Case Corporation (US) at such time as the Bank is reasonably satisfied that the Company has achieved a ratio of Shareholders' Funds to Total Tangible Assets (both such terms as defined in the Negative Pledge) of 40%);

(vi) Interlocking Guarantee dated 22 June, 1994 between the Company, J.I Case Credit Corporation of Australia PTY Limited ACN 000 108 387 and all wholly owned subsidiaries of the Company ("INTERLOCKING GUARANTEE"); and

(vii) Acknowledgment of continuation of the parties' obligations under the Interlocking Guarantee,

(each and all are to be referred to as "SECURITY DOCUMENTS")

Where any of the above are not already held by the Bank, their delivery to the Bank, in form and substance satisfactory to the Bank, is a condition precedent to the availability of the above facilities.

FINANCIAL ACCOUNTS

The financial accounts of the Company required by the Bank are those set out in the Negative Pledge.

RIGHT OF SELL DOWN

The Bank, following consultation with the Company, may sell down all or any part of the Company's debt or indebtedness to the Bank to any Australian financial institution about which the Bank and the Company reasonably agree. If as a consequence of the Bank exercising its right to sell down under this paragraph a liability to withholding tax arises then any such liability will not be debited to the Company's account.

FEES

To the extent any fee described above is calculated by reference to a facility limit, if that limit is reduced or cancelled, that fee will be adjusted accordingly from the date of the reduction or cancellation.

GENERAL

In addition to normal banking terms, conditions and usages, the special terms and conditions as detailed in Annexure A and Annexure B shall apply.

Unless otherwise specifically stated, interest rates and fees shown above may be varied by the Bank in the light of conditions prevailing from time to time. However, the Bank will notify the Company of any variation to any of the fees specifically stated in this letter of offer.

To help keep you informed on a regular basis, the Bank's variable Benchmark Rate is published in national daily newspapers and financial newspapers at least weekly. While we shall endeavour to notify you of any changes in interest rates and fees, should we not do so for any reason this will not preclude the charging of the new or adjusted charges.

The above arrangements may be accepted before 27 February 1996 or at a later date acceptable to the Bank by forwarding a certified copy of the Board Resolution of the Company. In the meantime, please do not hesitate to contact either one of us on the numbers mentioned below if any matter requires clarification or if we can be of further assistance.

Yours faithfully,



/s/ M.A. Harvey                              /s/ K. Thomas
---------------------------                  ---------------
M.A. Harvey                                  K. Thomas
SENIOR RELATIONSHIP MANAGER                  ACCOUNT MANAGER
Tel: 237 1827                                Tel: 237 1489

                                 ANNEXURE "A"


                             TERMS AND CONDITIONS
                    APPLYING TO THE FACILITIES EXTENDED TO
                   CASE CORPORATION PTY LIMITED ("COMPANY")


1.   CHANGE OF CIRCUMSTANCES - INCREASED COST AND ILLEGALITY

     (a) In the event that any change in applicable law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful and/or impossible for the Bank to maintain or give effect to its obligations as contemplated by this letter, and the Bank shall so certify to the Company, the Bank shall during the period that such condition exists be discharged from those obligations.

     (b) If any order of any court or any change in applicable law or regulation (including any policy, directive or guideline, whether or not having the force of law, but compliance with which is in accordance with the practice of responsible Bankers) or in the official interpretation or application thereof by any governmental authority charged with the administration thereof shall:

          (i) subject the Bank to any taxes or duties with respect to the said facilities or any part thereof or change the basis of taxation of the Bank for payments hereunder (except for taxes on the overall net income of the Bank imposed by any taxing authorities having the power to levy taxes on the
                    Bank);

          (ii) impose, modify or deem applicable any reserve, capital adequacy and/or liquidity adequacy requirements against any asset of, deposit with or for the account of, or loans by the Bank; or

          (iii) impose on the Bank any other condition with respect to this letter or the obligations assumed by the Bank hereunder or if the Bank complies with any request from any applicable fiscal or monetary authority (whether or not having the force of law), and the result of any of the foregoing is to increase the cost to the Bank of making available or maintaining the said facilities or to reduce the amount receivable in respect of the facilities or any other payment due to the Bank in connection with the said facilities by an amount which the Bank deems material then and in each case the provisions of the following clause 1(c) shall apply.

     (c)  In the circumstances envisaged in clause 1(b) above:

          (i) the Bank shall use its best efforts to promptly notify the Company in writing of the happening of such event; and

          (ii) the Company shall pay to the Bank on demand as additional interest or charges such amount as will compensate the Bank for such additional cost calculated from the date of notification, provided however that the Company may at its option elect to repay all or part of the facilities in full.

     (d) The Bank shall not be entitled to require the Company to pay to the Bank as contemplated in clause 1(c) above any increased costs arising from circumstances envisaged in clause 1(b) above unless it notifies the Company in writing within a period of 6 months after the Bank becomes aware of any such circumstances.

2.   CONTESTING OF TAXES

     (a) In the event of the Bank receiving any formal assessment, notification or demand for payment in respect of the above facilities from any proper authority whether under existing law or as a result of the occurrence of any event contemplated by clause 1(b) above, it will notify the Company in writing thereof by the fastest reasonable means available or in any event no later than 15 days following receipt of such assessment, notification or demand.

     (b) if any of the events contemplated by clause 1(b) or clause 2(a) above occur and the Company produces to the Bank written legal advice to the effect that there is reasonable argument that any tax, duty, impost or condition is wrongfully or improperly assessed, levied or imposed on the Bank in relation to the above facilities then the Bank and the Company will discuss in good faith;

          (i) such action (if any) that may be appropriate to take in all the circumstances including, but without limiting the generality of the foregoing, the commencement of proceedings to contest such assessment, levy or imposition; and

          (ii) the terms and conditions of such action that the Bank and the Company reasonably agree to be in their best interests.

3.   COSTS AND EXPENSES

     The Company will pay to the Bank on demand all legal costs (including the Bank's solicitors' fees on a solicitor and own client basis in excess of $10,000) and all other costs and expenses of any nature incurred by the Bank including without limitation stamp duty, financial institutions duty and bank account debits tax (whether payable directly or otherwise paid by the Bank) and in the case of stamp duty any penalties, fines and interest for late payment (other than penalties, fines and interest for late payment where the Bank has been put in funds by the Company to make the payment and has not done so, except for any negligent or willful omissions or errors by the Bank) thereof in any case in relation to the preparation, negotiation, execution, registration, administration and enforcement of this arrangement and all costs and expenses in respect of all transactions (including, without limitation, all payments, receipts and the banking thereof) and all matters connected with or arising out of or contemplated by this arrangement.

4.   TERMS AND CONDITIONS APPLICABLE TO FACILITIES INVOLVING FOREIGN CURRENCY

     All facilities referred to herein and which involve foreign currencies are made available subject to those of the following terms and conditions which may be appropriate:

     (a)  FUNDING RISK AND NON-AVAILABILITY

          Notwithstanding anything to the contrary herein contained, if the Bank shall at any time determine (which determination shall be conclusive and binding on the Company) that by reason of;

          (i) any change in national or international financial, political or economic conditions, currency exchange rates, currency availability or exchange controls;

          (ii) the occurrence of an event or contingency which materially and adversely affects the inter-bank markets generally;

          (iii) any change in applicable law or governmental regulation or order (whether or not having the force of law);

          the making redenomination or continuation of the facilities is impractical or impossible the Bank shall as soon as practicable give written notice to the Company.

          During the period of thirty days from the giving of notice, the Bank shall negotiate with the Company for a mutually acceptable alternative basis to make or continue to make available or redenominate the facilities. Should the parties fail to agree to an alternative basis acceptable to both of them within the said period of thirty days the obligation of the Company to borrow and the obligation of the Bank to provide the facilities shall be terminated and the Company shall repay the facilities (together with accrued interest and such amounts as may be necessary to compensate the Bank for any losses or expenses of liquidation of or re-employing fixed deposits) within fourteen days from the end of such period.

     (b)  CURRENCY INDEMNITY

          (i) In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Bank under this letter or for the payment of damages in respect of any breach of the terms hereof or under or in respect of a judgement or order of another court or tribunal for payment of such amounts or damages, such judgement or order being expressed in a currency ("JUDGEMENT CURRENCY") other than the foreign currency otherwise expressed to be payable pursuant to the facility in question ("RELEVANT FOREIGN CURRENCY"), the Company shall indemnify and hold harmless the Bank against any deficiency in terms of the Relevant Foreign Currency in the amounts received by the Bank arising or resulting from any variation between:

                    (A) the rate of exchange at which the Relevant Foreign Currency is converted into the Judgement Currency for the purposes of such judgement or order; and

                    (B) the rate of exchange at which the Bank is able to purchase the Relevant Foreign Currency with the amount of the Judgement Currency actually received at the time of its receipt by the Bank.

          (ii) The above indemnity shall constitute a separate and independent obligation of the Company from its other obligations hereunder and shall apply irrespective of any time or other indulgence granted by the Bank, and no proof or evidence of actual loss shall be required by the Company.

     (c) The Bank should not be regarded as managing or supervising the Company's exposure as aforesaid.

     5.   NON-WAIVER CLAUSE

          No delay in exercising or failure to exercise any right power or remedy accruing to the Bank upon the happening of any of the events of default herein shall affect the Bank's rights, powers or remedies or be construed as a waiver of any such event of default or agreement to waive any future happening of any events of default herein.

                                 ANNEXURE "B"

                             TERMS AND CONDITIONS
                   APPLYING TO THE BILL FACILITY EXTENDED TO
                   CASE CORPORATION PTY LIMITED ("COMPANY")

     1.   DRAWINGS

          1.1 Bills drawn by the Company under a Bill acceptance and/or discount facility will be accepted by the Bank in accordance with the Bank's normal requirements and the letter of offer for the accommodation of the Company. Subject to paragraph 2 below, the Bank will pay to the Company the discounted proceeds of the Bills less any moneys due and payable to the Bank by the Company. The face value of all Bills so accepted by the Bank and outstanding will not exceed the limit of the facility at any time.

          1.2 The Company must give the Bank not less than three Banking Days' notice prior to the proposed discount date or such shorter period of notice as the Bank may permit and must deliver to the Bank the Bills which the Company wishes to accept and discount.

          1.3 The Bank is not obliged to accept any Bill having a maturity date later than the expiry date for the Term of the facility.

          1.4 Bills will be drawn by the Company on the Bank with face values, payable on such days to such persons and at such places in Australia as the Company and the Bank shall agree. A Bill must not mature on a day which is not a Banking Day.

          1.5 The Company and the Bank agree to observe the provisions of the Bills of Exchange Act (Cwth) as to anything necessary to be done to ensure the validity of any Bills to be drawn or accepted under this facility or to attract the benefit of any provision of that Act.

          1.6 Bills accepted by the Bank will be discounted by the Bank at the "BBSY" bid rate (that rate shown at approximately 10.10am (Sydney time) on page "BBSY" on the Reuters Monitor System on the day the Bills are to be discounted). The proceeds will be paid into the Company's account or as the Company may direct in the Drawing Notice, or applied under paragraph 3.2 below.

     2.   REPLACEMENT BILLS

          The Bank will accept and discount replacement Bills tendered to it in accordance with paragraph 1 at least two Banking Days or such shorter period as agreed before the maturity of those Bills previously accepted and discounted pursuant to the letter of offer so that the maturing Bills will be funded in whole or in part by replacement Bills and in such circumstances the amount payable by the Bank to the Company in respect of the replacement Bills will be netted off to satisfy or partly satisfy the payment obligations of the Company in respect of the maturing Bills.

     3.   INDEMNITY IN RESPECT OF BILLS

          3.1 The Company indemnifies the Bank against all liabilities of any kind whether actual or contingent which are incurred by the Bank in accepting, discounting, endorsing or becoming the payee or other holder of any Bill to which the Company is party. Subject to paragraph 3.2, the Company will pay to the Bank in immediately available funds an amount equal to the face value of each Bill not later than 11 am on the date of maturity of each Bill.

          3.2 Where the Bank accepts replacement Bills under paragraph 2, the obligation of the Company to pay to the Bank the face value of a maturing Bill on its maturity date will be satisfied by the Bank:

               (a) debiting the face value of the maturing Bill to an internal suspense account of the Bank;

               (b)            accepting a replacement Bill;

               (c) crediting the discounted proceeds of the replacement Bill in reduction of the debit created to the suspense account; and

               (d) debiting the account of the Company for the amount of the remaining balance of the debit to the suspense account.

          3.3 The procedure outlined in paragraph 3.2 shall not prejudice the right of the Bank at any time to require the Company to pay to it the face value of any Bill on its maturity date where the Bank does not accept replacement Bills under paragraph 2.

          3.4 The obligations and liabilities of the Company under this facility and in relation to each Bill drawn and accepted shall continue notwithstanding that the Bank becomes the holder of a Bill in its own right on or after its maturity date.

          3.5 The Bank may pay any Bill on or after its maturity date without being under any obligation to enquire as to the title of the person presenting the same for payment.

          3.6 If the Company fails to pay to the Bank the face value of any Bill either on its maturity date or upon service of a notice of default pursuant to this letter of offer, the Bank may debit an account in the name of the Company (whether opened by the Bank or the Company) with the face value of each such Bill, and any costs, expenses and outgoings payable by the Company pursuant to this letter of offer.

          3.7 The entitlements of the Bank herein set forth and the consequent obligations of the Company shall be subject to any liability the Bank may have in accordance with law by reason of any wilful misconduct or gross negligence on the part of the Bank.

                                  ANNEXURE C
                              (COMPRISING 1 PAGE)
                               BILL DRAWING NOTICE

To:  National Australia Bank Limited ("Bank")
     Level 25, 255 George Street
     Sydney NSW 2000

Attention: Senior Relationship Manager - Set 630 - Corporate Banking & Finance - NSW & ACT

Letter of offer from the Bank to Case Corporate Pty Limited (ACN 000 031 130) ("Customer") ("Letter of Offer")

The Customer gives you notice that it wishes to switch the whole or part of a
principal amount of A$[       ] to Bills accepted and discounted under either
the Bill Acceptance and/or Discount Facility or the A Co Acquisition Acceptance and/or Discount Facility.

The particular required to be given are as follows:

A.   proposed Drawdown Date: [     ]

B.   proposed tenor of the Bills: [    ] days

C.   aggregate Face Value of the Bills: A$[    ]

D.   Other instructions: [    ]

[** Delete whichever is inapplicable] ** Duly completed "Bank" form(s) and form of Bill or Bills are attached.
                                      OR
** The Customer hereby authorises and directs the Bank to complete on the Customer's behalf, the "Bank" form(s) and form of Bill or Bills.

Please confirm in due course the applicable interest rates in respect of this drawing.

The Customer confirms that:

(a) all representations and warranties contained in clause 6 of the Negative Pledge which are deemed to be repeated in this notice are correct and not misleading and that each will be correct and not misleading on the Drawdown Date; and

(b) no Event of Default or event which with the giving of notice, lapse of time or fulfilment of any condition would be likely to become an Event of Default continues unremedied or would result from any acceptance or discounting of a Bill requested in this notice.

The Customer acknowledges that a term or expression which has a defined meaning in the Letter of Offer has the same meaning as in the Letter of Offer when used in this Bill Drawing Notice unless otherwise defined in this Bill Drawing Notice.

DATED: [       199 ]

Signed for and on behalf of
CASE CORPORATION PTY LIMITED
by an authorised signatory
in the present of:

 .................................              .................................
Signature of witness                           Signature of authorised signatory

 .................................              .................................
Occupation                                     Office held

 .................................              .................................
Name of witness (block letters)                Name of authorised signature
                                               (block letters)

                                 BILL FACILITY
                               POWER OF ATTORNEY


BY THIS POWER OF ATTORNEY each individual or company named in Item 1 of the Schedule (the "Customer") IRREVOCABLY NOMINATES CONSTITUTES AND APPOINTS National Australia Bank Limited A.C.N. 004044937 (the "Bank") to be the trust and lawful attorney of the Customer for and on behalf of the Customer and in the Customer's name to draw, make, deliver, sign, endorse or negotiate any bill of exchange ("Bill") drawn or which may be drawn under the terms of the bill facility or facilities referred to in Item 2 of the Schedule (the "Facility"), as the same may be extended or varied from time to time.

THE CUSTOMER DECLARES that:

1. The Bank may act on instructions in writing received from the Customer concerning whether or not to draw Bills and the aggregate face value and tenor of Bills to be drawn.

2. This Power of Attorney may be exercised under hand or by facsimile signature of any two officers of the Bank acting jointly who, at the time of exercise of power under this Power of Attorney, are authorised by the Bank to sign, accept or endorse bills of exchange on behalf of the Bank (each an "Authorised Officer").

3. This Power of Attorney is granted to secure the performance of the obligations of the Customer under the Facility, is irrevocable and shall remain in full force and effect until all obligations of the Customer under the Facility and any Bills are discharged unless the Bank expressly consents in writing to the earlier revocation of the Power of Attorney.

4. The Customer will indemnify and keep indemnified the Bank and each Authorised Officer against all claims, demands, costs, damages, losses and expenses arising from the exercise of all or any of the powers and authorities contained in this Power of Attorney.

5. No person dealing with the Bank be concerned to see or enquire as to the propriety or expediency of any act, deed, matter or thing which the Bank may do or purport or agree to do or perform in the Customer's name by virtue of this Power of Attorney and the Customer shall ratify and confirm all that the Bank lawfully does or causes to be done by virtue of this Power of Attorney.

Case Corporation Pty Limited (ACN 000 031 130)
--------------------------------------------------------------------------------

Address/Registered Office
31-67 Kurrajong Avenue, St Marys, New South Wales 2760
--------------------------------------------------------------------------------

ITEM 2

+Bill Acceptance Facility, the terms and conditions of which are set out in a Bill Facility -- Letter of Offer dated* 13/2/96.

+DELETE WHICHEVER ARE INAPPLICABLE
*INSERT RELEVANT DATE

________________________________________________________________________________
EXECUTED as a Deed this 14th day of February 1996.

NON INCORPORATED CUSTOMERS (If more than one, each must sign)

SIGNED SEALED AND DELIVERED by                    )
the Customer in the presence of:                  )    _________________________


__________________________________________________
Signature of Witness


__________________________________________________
Full Name of Witness


SIGNED SEALED AND DELIVERED by                    )
the Customer in the presence of:                  )    _________________________


__________________________________________________
Signature of Witness


__________________________________________________
Full Name of Witness


INCORPORATED CUSTOMERS

THE COMMON SEAL of the Customer was               )
hereunto affixed in accordance with its Articles  )
of Association in the presence of:                )



__________________________________________________
Director                                                        [SEAL]


__________________________________________________
Director or Secretary

15 February 1996


Finance Director
Case Corporation Pty Limited
31-67 Kurrajong Avenue
ST MARYS NSW 2760

Dear Sir,

BANKING FACILITIES TO CASE CORPORATION PTY LIMITED LETTER OF AMENDMENT TO LETTER OF OFFER DATED 13 FEBRUARY, 1996 FROM NATIONAL AUSTRALIA BANK LIMITED ("BANK") TO CASE CORPORATION PTY LIMITED ("COMPANY")

We refer to the Bank's Letter of Offer dated 13 February, 1996 that sets out various facilities numbered 1 to 8 approved by the Bank for the Company's use ("LETTER OF OFFER").

The Bank has agreed at the request of the Company to vary the "Limit" in Facility 3- "A Co Acquisition Bill Acceptance and/or Discount Facility" on page 2 of the Letter of Offer by deleting:

"Limit: Up to A$80,000,000 (eighty million Australian Dollars) as reduced by any prepayment or cancellation which will be permanent."

and replacing that paragraph with:

"Limit: Up to A$90,000,000 (ninety million Australian Dollars) as reduced by any prepayment or cancellation which will be permanent."

All other facilities, terms and conditions contained in the Letter of Offer remain unchanged.

The increase in the "Limit" in Facility 3 (as provided for above) will require provision to the Bank of further documentation that will constitute additional conditions precedent to those set out on page 5 of the Letter of Offer. The Bank has instructed Dibbs Crowther & Osborne to contact the Company's solicitors in order to settle those additional conditions precedent between them.

The above arrangements may be accepted before 27 February, 1996 or at a later date acceptable to the Bank by forwarding a certified copy of the Board Resolution of the Company. In the meantime, please do not hesitate to contact either one of us on the numbers mentioned below if any matter requires clarification or if we can be of further assistance.

Yours faithfully,

/s/ M.A. Harvey                                    /s/ K. Thomas

M.A. Harvey                                        K. Thomas
SENIOR RELATIONSHIP MANAGER                        ACCOUNT MANAGER
Tel: 237 1827                                      Tel: 237 1489

                 [LETTERHEAD OF CASE CORPORATION APPEARS HERE]

                               February 15, 1996


Mr. Malcolm A. Harvey
Senior Relationship Manager
National Australia Bank Limited
255 George Street
Sydney, Australia

            Ref: Banking Facilities to Case Corporation Pty Limited
            -------------------------------------------------------

Dear Sir:

     In relation to your letter of offer dated 13 February 1996 to our wholly-owned subsidiary, Case Corporation Pty Limited ("Letter of Offer"), we wish to confirm that our obligations under the Deed of Guarantee and Indemnity dated 14 February 1996 ("Guarantee") continue in full force and effect and that the Guaranteed Amount (as that term is defined in the Guarantee) extend to all amounts owing under or in connection with the Letter of Offer, as amended on 15 February 1996 (including without limitation, the increase in the limit to A$90,000,000 from A$80,000,000 for the "A Co Acquisition Bill Acceptance and/or Discount Facility").

                                   Very truly,

                                 CASE CORPORATION



                            by /s/ Benson K. Woo
                               ----------------------
                                Benson K. Woo
                                Vice President & Treasurer

                    [LETTERHEAD OF NATIONAL AUSTRALIA BANK]

22 October 1996

Finance Director
Case Corporation Pty Limited                             [SEAL]
31-67 Kurrajong Avenue
ST MARYS NSW 2760

Dear Sir,

BANKING FACILITIES TO CASE CORPORATION PTY LIMITED
SECOND LETTER OF AMENDMENT TO LETTER OF OFFER DATED 13 FEBRUARY, 1996 FROM NATIONAL AUSTRALIA BANK LIMITED ("BANK") TO CASE CORPORATION PTY LIMITED ("COMPANY")

We refer to the Bank's Letter of Offer dated 13 February, 1996 (as varied by a first letter of amendment dated 15 February, 1996) in which the Bank agreed to provide certain banking facilities (described in paragraphs 1-8) approved by the Bank for the Company's use ("LETTER OF OFFER").

Words used but not defined in this letter have the same meaning given to them in the Letter of Offer.

At the request of the Company, the Bank has agreed:-

1.   to vary the "Limit" in Facility 2     "Bill Acceptance and/or Discount
     Facility" on page 2 of the Letter of Offer by deleting:-

     "Limit:        A$35,000,000      (Thirty Five Million Australian Dollars)."

     and replacing that paragraph with:-

     "Limit:        A$50,000,000      (Fifty Million Australian Dollars).";

2.   to vary the "Limit" in Facility 3     "A Co Acquisition Bill Acceptance
     and/or Discount Facility" on page 2 of the Letter of Offer, amended on page 1 of the first Letter of Amendment by deleting:-

     "Limit: up to A$90,000,000 (ninety million Australian Dollars) as reduced by any prepayment or cancellation which will be permanent."

     and replacing that paragraph with:-

     "Limit: up to A$84,100,000 (eighty four million one hundred thousand Australian Dollars) as reduced by any prepayment or cancellation which will be permanent."

All other facilities, terms and conditions contained in the Letter of Offer remain unchanged.

It is a condition precedent to the Bank's agreement to vary the facilities in the manner contemplated above that each of the Company, Case Credit Wholesale Pty Limited (formerly J.I. Case Credit Corporation of Australia Pty Limited) and Case Corporation acknowledge and consent to the above variations (such acknowledgment and consent to be evidenced in each case by their respective execution of the attached acknowledgment of this letter) and also that their respective obligations under:-

(a)  an Interlocking Guarantee and Indemnity dated 22 June, 1994; and

(b)  a Deed of Guarantee and Indemnity dated 14 February, 1996.

remain in full force and effect in accordance with their respective terms (as varied by this letter) and all moneys owing under either of those documents extend to all amounts owing under or in connection with the Letter of Offer (as varied by this letter).

The above arrangements may be accepted before 30 November, 1996 or at a later date acceptable to the Bank by forwarding a certified copy of the Board Resolution of the Company.

In the meantime, please do not hesitate to contact either one of us on the numbers mentioned below if any matters require clarification or if we can be of any further assistance.

Yours faithfully,


/s/ M. A. Harvey                        /s/ W. Shaw
M. A. Harvey                            W. Shaw
Senior Relationship Manager             Relationship Manager
Tel:  9237 1827                         Tel:  9237 1828

                          ACKNOWLEDGMENT AND CONSENT

In consideration of the Bank agreeing to the amendments to the Letter of Offer referred to on pages 1 and 2 of this letter, at the request of the Company, Case Credit Wholesale Pty Limited and Case Corporation, each of the Company, Case Credit Wholesale Pty Limited and Case Corporation, jointly and severally, by their respective execution of this letter, consents to those amendments and:-

1. acknowledges that the Letter of Offer as varied by this letter, mutatis mutandis, remains in full force and effect;

2. acknowledges and agrees that each of the security interests granted by them in favour of the Bank to secure the "Guaranteed Amount" or the "Moneys Owing" (as those terms are defined in any Transaction Document) continue in full force and effect in accordance with their terms and conditions to secure the Guaranteed Amount and the Moneys Owing and their obligations to the Bank;

3. acknowledge their continuing liability to the Bank under the Interlocking Guarantee dated 22 June, 1994 and under the Deed of Guarantee and Indemnity dated 14 February, 1996 (as the case may be) notwithstanding the Bank varying the "Limits" of Facility 2 and 3 in the Letter of Offer;

4. acknowledge and confirm that the financial accommodation contemplated in the Letter of Offer (as varied by this letter) is or will be (as the case may be) for the benefit of the Company and for the benefit of each person granting a security interest; and

5. acknowledge and agree with the Bank that this letter constitutes a Transaction Document and is also supplemental and collateral to the Letter of Offer (unless otherwise agreed to by the Bank).

  The common seal of CASE             )
  CORPORATION PTY LIMITED was         )
  affixed in accordance with its      )
  articles of association in the      )
  presence of:                        )
                                      )    /s/ Stuart Redman
                                      )    ------------------------------
  /s/ Ian Fisher                      )    Signature of
  ------------------------------      )    authorised person
  Signature of authorised             )
  person                              )    Director
                                      )    ------------------------------
  Alternate Director                  )    Office held
  ------------------------------      )
  Office held                         )    STUART REDMAN
                                      )    ------------------------------
  IAN FISHER                          )    Name of authorised person
  ------------------------------      )    (block letters)
  Name of authorised person
  (block letters)

The common seal of CASE CREDIT          )
WHOLESALE PTY LIMITED was               )
affixed in accordance with its          )
articles of association in the          )
presence of:                            )    /s/ STUART REDMAN
                                        )    --------------------------
/s/ Ian Fisher                          )    Signature of
--------------------------              )    authorised person
Signature of authorised                 )
person                                  )    Director
                                        )    --------------------------
Alternate Director                      )    Office held
--------------------------              )
Office held                             )
                                        )     STUART REDMAN
                                        )    --------------------------
IAN FISHER                              )    Name of authorised person
--------------------------              )    (block letters)
Name of authorised person
(block letters)

Signed for and on behalf of CASE        )
CORPORATION by a person duly            )
authorised in that regard in the        )
presence of:                            )
                                        )
                                        )    ________________________________
                                        )    Signature of
                                        )    authorised person
                                        )
________________________________        )    ________________________________
Signature of witness                    )    Office held
                                        )
                                        )
________________________________        )    ________________________________
Name of Witness (block letters)              Name of authorised person
                                             (block letters)

                              AMENDING AGREEMENT

                         TO NEGATIVE PLEDGE AGREEMENT



                           DATE:  14 February, 1996


                                    BETWEEN


                         CASE CORPORATION PTY LIMITED
                              A.C.N. 000 031 130

                                      AND

                        NATIONAL AUSTRALIA BANK LIMITED
                              A.C.N. 004 044 937



                            DIBBS CROWTHER & OSBORNE
                                  Solicitors
                             50 Carrington Street
                                SYDNEY NSW 2000
                                 DX 101 Sydney
                                 Tel: 290-8200
                                 Fax: 290-2964
                                  Ref: RG/PRE

                                   CONTENTS


                     1.DEFINITIONS AND INTERPRETATION- 1 -

                             2.CONSIDERATION- 1 -

                          3.TRANSACTION DOCUMENT- 1 -

                    4.ACKNOWLEDGMENT AND CONFIRMATION- 2 -

                               5.AMENDMENT- 2 -

                         6.CONDITIONS PRECEDENT- 3 -

                     7.REPRESENTATIONS AND WARRANTIES- 3 -

                             9.MISCELLANEOUS- 4 -

                         TO NEGATIVE PLEDGE AGREEMENT

THIS AGREEMENT is made on 14 February 1996

BETWEEN: CASE CORPORATION PTY LIMITED A.C.N. 000 031 130 of 31-67 Kurrajong Avenue, St. Marys, New South Wales, 2760 ("CUSTOMER")

AND: NATIONAL AUSTRALIA BANK LIMITED A.C.N. 004 044 937 of Level 25, National Australia Bank House, 255 George Street, Sydney, New South Wales, 2000 ("BANK")

RECITALS:

A. The Customer and the Bank entered into a Negative Pledge Agreement dated 29 September 1995 ("NEGATIVE PLEDGE").

B. The Customer and the Bank have agreed to vary the Negative Pledge in the manner set out in this agreement.

C. This Agreement is collateral to and secures the same money and obligations as contained in the Negative Pledge.

OPERATIVE PROVISIONS:

1.   DEFINITIONS AND INTERPRETATION

     1.1 Words defined in the Negative Pledge that are not defined in this agreement have the same meaning given to them in the Negative Pledge unless contrary to or inconsistent with the intention or as the context otherwise requires.

     1.2 The provisions of clauses 1.1 (definitions), 1.2 (interpretation), 8 (miscellaneous), 9 (notices) and 10 (governing law and jurisdiction) of the Negative Pledge apply to this agreement, mutatis mutandis, as if they are set out in full in this agreement.

2.   CONSIDERATION

     The parties acknowledge entering into this agreement for valuable consideration.

3.   TRANSACTION DOCUMENT

     Each of the parties to this agreement acknowledges and agrees with the Bank that:

          (a)       this agreement;

          (b) any other document dated on or before the date of this agreement which varies or evidences a facility, or any other financial accommodation by the Bank to or in favor of the Customer; and

          (c) all Security Interest granted or to be granted from time to time by the Customer to or in favor of the Bank (which provide financial accommodation as contemplated by any document),

     constitute a "TRANSACTION DOCUMENT" unless otherwise agreed to by the Bank.

                    [LETTERHEAD OF NATIONAL AUSTRALIA BANK]

19th March 1996

Finance Director
Case Corporation Pty Limited and
Case Credit Australia Pty Limited
31-67 Kurrajong Avenue
ST. MARYS NSW 2760

Dear Sir,

NATIONAL AUSTRALIA BANK LIMITED ("BANK")
BANKING FACILITIES TO CASE CORPORATION PTY LTD
AND CASE CREDIT AUSTRALIA PTY LTD

The Bank refers to the following documents:-

1. Negative Pledge Agreement dated 29 September, 1995 between Case Corporation Pty Limited ("Case Corporation") and the Bank (as varied by an Amending Agreement to Negative Pledge Agreement dated 14 February, 1996); and

2. Negative Pledge Agreement dated 29 September, 1995 between Case Credit Australia Pty Limited ("Case Credit") and the Bank,

(collectively, "Negative Pledges").

Words defined in the Negative Pledges that are not defined in this letter have the same meaning given to them in the Negative Pledges.

On the joint and several request of each of the Case Corporation, Case Credit and each Group member, the Bank agrees to amend clauses 4.1(d) in the Negative Pledges by inserting the words "(other than interim draft documents)" immediately after the word "document" in the first line of clauses 4.1(d) of the Negative Pledges.

It is a condition precedent to the Bank agreeing to amend the Negative Pledges in the manner contemplated above that each of Case Corporation, Case Credit and each Group Member acknowledge and consent-

1. to the above amendment (such acknowledgement and consent to be evidenced in each case by their respective execution of the attached acknowledgment of this letter); and

                    (i) in relation to tangible rather than intangible assets;

                    (ii)      is conducted by a qualified independent valuer;
                              and

                    (iii) is supported by the Customer's directors and auditors."

          (c) clause 5.1 "Financial Undertakings" on page 9 of the Negative Pledge is deleted and replaced with the following new clause 5.1;

               "5.1 The Customer undertakes to ensure that the Customer and its consolidated subsidiaries complies with the following financial undertakings:

                    (a) Shareholders' Funds shall not be less than 25% of Total Tangible Assets at any time;

                    (b) the ratio of Current Assets to Current Liabilities shall not be less than 1.25:1 at any time;

                    (c) Shareholders' Funds shall not be less than A$65,000,000 at any time;

                    (d) the Financial Charges Cover Ratio shall not be less than 2:1 at any time in respect of any fiscal quarter; and

                    (e) unless the Bank otherwise agrees in writing, aggregate dividend repatriation to Case Corporation (US) shall not exceed 100% of the Customer's aggregate net profit after for the period from 30 June, 1994 up to the date the Customer's board of directors declares the latest dividend."

6.   CONDITIONS PRECEDENT

     6.1 The variation of the Negative Pledge contemplated by clause 5 of this agreement is subject to the condition precedent that the Bank has received the following in form and substance reasonably satisfactory to it:

          (a)  a disclosure fee of AUD40,000:

          (b)  an establishment fee of AUD40,000; and

          (c) any other information or document (whether originals or copies) which the Bank reasonably considers necessary or desirable to examine or hold.

     6.2 It is a further condition precedent to the Bank agreeing to amend the Negative Pledge, as contemplated by clause 5 of this agreement, that no Event of Default or event which with the giving of notice, lapse of time or any determination would be an Event of Default, has occurred or would be likely to occur.

     7.1 The Customer repeats the representations and warranties in clause 6 of the Negative Pledge for the benefit of the Bank; and

     7.2 The Customer acknowledges that the Bank will be entering into this agreement in reliance, inter alia, on these representations and warranties.

9.   MISCELLANEOUS

     9.1 Nothing contained in this agreement abrogates, prejudices, diminishes or otherwise adversely affects any rights, powers remedies, obligations or liabilities (in any case whether present, future or contingent) in relation to any act, matter or thing done or effected or otherwise arising in relation to a Transaction Document or any document to which the Customer and the Bank are parties before the execution of this agreement.

     9.2 This agreement binds each of the signatories to it even if one or more of those persons named in this agreement never executes it or that the execution by any one or more of those persons (other than the persons sought to be made liable under it) is or may become void or voidable.

     9.3 If there is any inconsistency between the terms of this agreement and any prior communications between the Customer and the Bank, the terms of this agreement will prevail and the parties acknowledge that this agreement supersedes in all respects the terms of those prior communications.

     9.4 The Customer agrees to pay to the Bank, and to indemnify and keep indemnified the Bank against all and any costs, charges, fees, expenses and taxes (including any late fees or penalties) and in relation to the preparation, negotiation, settlement, stamping, enforcement or attempted enforcement of this agreement now and in the future, except insofar as the Bank will meet any legal fees of the Bank in respect of this transaction up to $10,000.

     9.5 Each of the covenants of this agreement are severable and distinct from one another and if at any time any one or more of the provisions of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

     9.6 This agreement is governed by the laws in force in New South Wales and each party irrevocably and unconditionally consents to the non-exclusive jurisdiction of the courts of New South Wales and courts of appeal from them.

     9.7 This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

Executed as an agreement.


Signed by MALCOLM ARTHUR HARVEY            )
for and on behalf of NATIONAL AUSTRALIA    )
BANK LIMITED under power of attorney       )
registered book 3834 number 549 in the     )
presence of:                               )
                                           )
                                           )
                                           )                (Signed) M A HARVEY
(SIGNED) K A THOMAS                        )   By executing this agreement the
Signature of witness                       )   attorney states that the attorney
                                           )   has received no notice of
KATHERINE A THOMAS                         )   revocation of the power of
Name of witness (block letters)            )   attorney





The common seal of CASE CORPORATION PTY    )
LIMITED was affixed in accordance with its )
articles of association in the presence of:)
                                           )
                                           )
(Signed) IAN FISHER  GORDON CADROW         )   (Signed) PHILIP MOORE
Signature of authorised                    )   Signature of
person                                     )   authorised person
                                           )
Company Officer  Director                  )   Managing Director
Office held                                )   Office held
                                           )
                                           )
IAN FISHER    GORDON CADROW                )   PHILIP MOORE
Name of authorised person                  )   Name of authorised person
(block letters)                            )   (block Letters)

     4.1 The Customer unconditionally and irrevocably consents to the execution and performance of this agreement.

     4.2 For the removal of doubt, nothing in this agreement affects any rights, powers or remedies of the Bank which may have accrued to the Bank as a result of any act, omission, matter or thing occurring before the date of this agreement.

     4.3  The Customer confirms and acknowledges that:

          (a) the Customer's obligations under the Negative Pledge (as varied by this agreement), and the obligations of each person that is a party to a Transaction Document will continue in full force and effect in accordance with their terms notwithstanding the execution and performance of this agreement;

          (b) the Negative Pledge will continue to secure the obligations of the Customer pursuant to any facility or other financial accommodation provided or to be provided for the time being by the Bank;

          (c) each Security Interest granted by the Customer in favor of the Bank to secure the Moneys Owing continues in full force and effect in accordance with its terms and conditions to secure the Moneys Owing; and

          (d) the financial accommodation contemplated by any one or more of the documents to which the Customer or the Bank are a party are or will be (as the case may be) for the benefit of the Customer.

5.   AMENDMENT

     Subject to clause 6 of this agreement, from the date of this agreement the Negative Pledge is amended in the following manner:

          (a) the definition of "LETTER OF OFFER" on page 3 of the Negative Pledge is deleted and replaced with the following:

               ""LETTER OF OFFER" means the Letter of Offer from the Bank to the Customer dated 13 February, 1996";

          (b) the definition of "SHAREHOLDERS' FUNDS" on page 5 of the Negative Pledge is deleted and replace with the following:

               ""SHAREHOLDERS' FUNDS" means the Customer's Total Tangible Assets, minus:

               (a)  Total Liabilities (excluding Subordinated Debt);

               (b) the amount of any redeemable preference share capital (and the associated premium attached thereto);

               (c)  the amount of any minority interests; and

               (d) any asset revaluation reserve made after the date of the Letter of Offer (unless the Bank agrees in writing to include that amount in the calculation of Shareholders' Funds), provided that the

2. that the Negative Pledges and each of the "Security Documents" referred to in the Letters of Offer (as varied from time to time) each remain in full force and effect in accordance with their respective terms (as varied by this letter) and each of the "Security Documents" continue to secure, inter alia, the Moneys Owing.

Yours faithfully,


/s/ M.A. Harvey                              /s/  T.V. Walker
M.A. Harvey                                  T.V. Walker
Senior Relationship Manager                  Relationship Manager
Tel: 237 1827                                Tel: 237 1569

                          ACKNOWLEDGMENT AND CONSENT

In consideration of the bank agreeing to the amendment to the Negative Pledges referred to on page 1 of this letter, at the request of Case Corporation and Case Credit, each of Case Corporation and Case Credit by their respective execution of this letter consents to the amendment and acknowledges that:-

1. the Negative Pledges (as varied) and the "Security Documents" (referred to in the Letters of Offer), mutatis mutandis, each remain in full force and effect; and

2. this letter is also supplemental and collateral to the Negative Pledges and is deemed to be a "Security Document" in the Letters of Offer.

The common seal of CASE                 )
CORPORATION PTY LIMITED                 )                        [SEAL]
was affixed in accordance with its      )
articles of association in the          )
presence of:                            )    /s/ Ian Fisher
                                        )    --------------------------
/s/ Gordon Cadrow                       )    Signature of
--------------------------              )    authorised person
Signature of authorised                 )
person                                  )    (Director - alternate)
                                        )    --------------------------
Director                                )    Office held
--------------------------              )
Office held                             )
                                        )    IAN FISHER
                                        )    --------------------------
GORDON CADROW                           )    Name of authorised person
--------------------------              )    (block letters)
Name of authorised person
(block letters)

The common seal of CASE CREDIT          )
AUSTRALIA PTY LIMITED was               )
affixed in accordance with its          )                        [SEAL]
articles of association in the          )
presence of:                            )
                                        )
/s/ Andrew Mohr                         )    __________________________
--------------------------              )    Signature of
Signature of authorised                 )    authorised person
person                                  )
                                        )
Director                                )    __________________________
--------------------------              )    Office held
Office held                             )
                                        )
                                        )
ANDREW MOHR                             )    __________________________
--------------------------              )    Name of authorised person
Name of authorised person                    (block letters)
(block letters)